Exhibit 99.1

Bristol-Myers Squibb and PDL BioPharma Enter Global Alliance to Develop Novel Treatment for Multiple Myeloma

Elotuzumab Antibody Designed to Target Highly Expressed Cell Surface Protein and Selectively Kill Multiple Myeloma Cells

PRINCETON, New Jersey, and REDWOOD CITY, California – August 19, 2008 – Bristol-Myers Squibb Company (NYSE: BMY) and PDL BioPharma, Inc. (NASDAQ: PDLI) today announced an agreement for the global development and commercialization of PDL BioPharma’s anti-CS1 antibody, elotuzumab, previously known as HuLuc63, currently in Phase I development for multiple myeloma.

Elotuzumab provides a novel approach to treating multiple myeloma because it is an antibody that binds to the CS1 glycoprotein, allowing the immune system to selectively kill myeloma cells with minimal effects on other cell types. CS1 is a cell surface glycoprotein that is widely expressed on multiple myeloma cells but is minimally expressed on normal cells. Elotuzumab is currently being investigated in Phase I studies as a monotherapy and in combination with other therapies.  There are currently no approved monoclonal antibodies on the market to treat multiple myeloma.

Under the terms of the collaboration, Bristol-Myers Squibb would pay PDL BioPharma an upfront cash payment of $30 million for the development and marketing rights to elotuzumab and for an option to expand the collaboration to include PDL241, another anti-CS1 antibody, upon completion of pre-agreed preclinical studies.  PDL BioPharma could receive additional payments of up to $480 million based on pre-defined development and regulatory milestones and up to $200 million based on pre-defined sales-based milestones for elotuzumab in multiple myeloma and other potential oncology indications.

The companies will share development costs, with Bristol-Myers Squibb providing 80 percent of the funding and PDL BioPharma providing 20 percent. Bristol-Myers Squibb will lead global development activities, and PDL BioPharma will complete the ongoing Phase I program and provide support for Phase II studies.  The companies would share profits on sales of elozutumab in the U.S. PDL BioPharma would receive royalties on net sales of elotuzumab outside the U.S.

If Bristol-Myers Squibb exercises its option to expand the collaboration to include PDL241, PDL BioPharma would receive an additional cash payment of $15 million and could receive additional payments of up to $230 million based on pre-defined development and regulatory milestones and up to $200 million based on pre-defined sales-based milestones.  The same division of development costs and profit sharing that apply to elotuzumab would apply to PDL241.

The closing of the transaction is subject to antitrust clearance under the Hart-Scott-Rodino Act and other customary regulatory approvals.

“Elotuzumab provides us with the opportunity to develop and market an innovative therapy that has the potential to meaningfully address the significant unmet medical need in multiple myeloma,” said Francis Cuss, MD, senior vice president, Discovery and Exploratory Clinical Research, Bristol-Myers Squibb. “Consistent with our company’s strategy to integrate external innovation and to expand our capabilities, this collaboration will further strengthen our pipeline of agents targeting hematologic malignancies, which includes Sprycel and tanespimycin, an Hsp90 inhibitor from our recent acquisition of Kosan Biosciences.”

“We are delighted to enter this global alliance with Bristol-Myers Squibb, which we believe will maximize the potential benefit of elotuzumab to patients, and highlight the value of our scientific discoveries and antibody technologies to the field,” said Mark McCamish, MD, PhD, PDL’s senior vice president and chief medical officer.  “In addition, Bristol-Myers Squibb brings extensive oncology development experience and resources and we look forward to collaborating with them to increase the scope of the elotuzumab development program moving forward.”

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life. For more information visit www.bms.com

About PDL BioPharma

PDL BioPharma, Inc. is a biotechnology company focused on the discovery and development of novel antibodies in oncology and immunologic diseases. For more information, please visit www.pdl.com.

Bristol-Myers Squibb Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.  No forward-looking statement can be guaranteed.  Among other risks, there can be no guarantee that the clinical trials will begin on the timeframe described in this release, that the clinical studies described in this release will support a regulatory filing or that the product will receive regulatory approval.  There can be no assurance that if approved, the product described in this release will be commercially successful.  Nor is there any assurance that the transaction described in this release will receive the necessary regulatory approvals to close. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2007, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

PDL BioPharma Forward-Looking Statements

This press release contains forward-looking statements regarding the entry into and potential for success of a development and commercialization collaboration between PDL BioPharma and BMS, including whether antitrust approval will be obtained to permit the effectiveness of the agreement; the ability of BMS or PDL BioPharma to achieve any or all of the milestone payments for products covered by the collaboration; the scope of the collaboration, including the option exercise and milestones payments related to the exercise of the PDL241 product option by BMS;  the ability of PDL BioPharma to maintain the collaboration in effect; the ability of the parties to achieve regulatory approval; and if approved, the commercial potential of any products developed pursuant to the collaboration. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in the Current Report on Form 8-K filed by PDL BioPharma with the Securities and Exchange Commission (SEC) in connection with this press release and PDL BioPharma’s periodic filings with the SEC, including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Bristol-Myers Squibb Company	PDL BioPharma
Media	Media
Jennifer Fron Mauer, 609-252-6579	Kathleen Rinehart, 650-454-2543
jennifer.mauer@bms.com	kathleen.rinehart@pdl.com
or	or
Investors	Investors
John Elicker, 212-546-3775	Jean Suzuki, 650-454-2648
john.elicker@bms.com	jean.suzuki@pdl.com

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